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                                                                     Exhibit 5.1

                   [LETTERHEAD OF ROPES & GRAY APPEARS HERE]



                               January 30, 1997



The Registry, Inc.
189 Wells Avenue
Newton, MA  02159

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 3,450,000 shares of common stock, no par value per share (the "Shares"), of The Registry Inc., a Massachusetts corporation (the "Company"). The Shares are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company, the Selling Stockholders listed on Schedule II to the Underwriting Agreement, and Adams, Harkness & Hill, Inc., Montgomery Securities, and J.C. Bradford & Co. as representatives of the several underwriters named in Schedule I to the Underwriting Agreement.

     We have acted as counsel for the Company in connection with the issue and sale by the Company and the Selling Stockholders of the Shares. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

     We express no opinion as to the applicability of compliance with or effect of Federal law of the law of any jurisdiction other than The Commonwealth of Massachusetts.

     Based upon the foregoing, we are of the opinion that the Shares will have been duly authorized and, when issued and sold by the Company and the Selling Stockholders in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.
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The Registry, Inc.
January 30, 1997
Page 2

     We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Validity of Common Stock."

     This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                       Very truly yours,

                                       /s/ Ropes & Gray

                                       Ropes & Gray